UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2008 (August 4, 2008)

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors

This filing supplements Item 5.02(d) of the Current Report on Form 8-K of Calgon Carbon Corporation (the “Company”) filed on August 7, 2008. In that filing, the Company reported that its Board of Directors (the “Board”) had elected William J. Lyons as director of the Company.

Mr. Lyons was appointed to serve as a member of the Audit Committee of the Board effective as of September 18, 2008. Mr. Lyons will receive the compensation generally paid to directors of Calgon Carbon as set forth in Calgon Carbon’s most recent proxy statement on a pro rata basis based on service for three-quarters of the Board compensation year which begins on or about May 1 of each year. Accordingly, Mr. Lyons will receive cash compensation of $37,500 for service on the Board and Audit Committee for the remainder of the Board compensation year and an award of 1,767 shares of restricted stock determined by dividing 75% of $45,000 by the average of the high and low prices for Calgon Carbon Corporation common stock on September 17, 2008, the date of the award.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: September 22, 2008
By /s/ Leroy M. Ball

Leroy M. Ball
Chief Financial Officer